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                          Metro One Telecommunications

                           DEFERRED COMPENSATION PLAN
                                    DOCUMENT

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                          METRO ONE TELECOMMUNICATIONS
                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS                                                  Section

    Account.................................................................1.1
    Base Annual Salary......................................................1.2
    Beneficiary.............................................................1.3
    Board of Directors......................................................1.4
    Code....................................................................1.5
    Committee...............................................................1.6
    Company.................................................................1.7
    Deferred Compensation Ledger............................................1.8
    Disability..............................................................1.9
    Elective Deferral......................................................1.10
    Eligible Bonus.........................................................1.11
    Investment Fund........................................................1.12
    Participant............................................................1.13
    Plan...................................................................1.14
    Plan Year..............................................................1.15
    Retirement.............................................................1.16
    Term of Deferral.......................................................1.17
    Valuation Date.........................................................1.18
    Year of Service........................................................1.19

ARTICLE II - ELIGIBILITY

ARTICLE III - ELECTIVE DEFERRALS

    Elective Deferrals......................................................3.1

ARTICLE IV - ACCOUNT

    Establishing a Participant's Account....................................4.1
    Crediting of Elective Deferrals.........................................4.2
    Crediting of Interest...................................................4.3

ARTICLE V - VESTING AND EVENTS CAUSING FORFEITURE

    Vesting.................................................................5.1
    Forfeiture for Cause....................................................5.2
    Forfeiture for Competition..............................................5.3


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ARTICLE VI - DISTRIBUTIONS

    Death..................................................................6.1
    Expiration of Term of Deferral.........................................6.2
    Hardship Withdrawals...................................................6.3
    Payment Restrictions on Any Portion of a Benefit
    Determined Not to Be Deductible........................................6.4
    Responsibility for Distributions and
    Withholding and Taxes..................................................6.5

  ARTICLE VII - ADMINISTRATION

    Committee Appointment..................................................7.1
    Committee Organization and Voting......................................7.2
    Powers of the Committee................................................7.3
    Committee Discretion...................................................7.4
    Annual Statements......................................................7.5
    Reimbursement of Expenses..............................................7.6
    Limitation on Liability of the Committee...............................7.7

  ARTICLE VIII - AMENDMENT AND/OR TERMINATION

    Amendment or Termination of the Plan...................................8.1
    No Retroactive Effect on Awarded Benefits..............................8.2
    Effect of Termination..................................................8.3
    Change of Control......................................................8.4

  ARTICLE IX - FUNDING

    Payments Under This Agreement Are the Obligation
      of the Company.......................................................9.1
    Rabbi Trust to Enable Company to Meet
      Its Obligations Under- the Agreement.................................9.2
    Participants Must Reply Only on General
      Credit of the Company................................................9.3

  ARTICLE X - MISCELLANEOUS

    Limitation of Rights..................................................10.1
    Distributions to Incompetent of Minors................................10.2
    Nonalienation of Benefits.............................................10.3
    Severability..........................................................10.4
    Notice................................................................10.5
    Gender and Number.....................................................10.6
    Governing Law.........................................................10.7
    Unfunded Arrangement..................................................10.8


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                          METRO ONE TELECOMMUNICATIONS
                           DEFERRED COMPENSATION PLAN

            WHEREAS, METRO ONE TELECOMMUNICATIONS Desires to establish the METRO ONE TELECOMMUNICATIONS Deferred Compensation Plan (the "Plan") to provide deferred compensation for a select group of management or highly compensated employees so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance;

            NOW, THEREFORE, METRO ONE TELECOMMUNICATIONS adopts the Plan as follows:


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                                    ARTICLE I
                                   DEFINITIONS

            1.1 Account. "Account" means a Participant's Account in the Deferred Compensation Ledger maintained by the Committee which reflects the benefits a Participant is entitled to under this Plan.

            1.2 Base Annual Salary. "Base Annual Salary" means a Participant's wages from the Company for the Plan Year as defined in section 3401(a) of the Code (for purposes of federal income tax withholding), adjusted by including any Elective Deferrals under the Plan for the Plan Year and any elective contributions that are made by the Company on behalf of the Participant that are not includible in the Participant's gross income under section 125 or section 402(e)(3) of the Code for the Plan Year, and adjusted further by disregarding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, welfare benefits and all bonuses for the Plan Year.

            1.3 Beneficiary. "Beneficiary" means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant.

            1.4 Board of Directors. "Board of Directors" means the Board of Directors of the Company.

            1.5 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            1.6 Committee. "Committee" means the persons who are serving as members of the committee administering this Plan.

            1.7 Company. "Company" means METRO ONE TELECOMMUNICATIONS

            1.8 Deferred Compensation Ledger. "Deferred Compensation Ledger" means the ledger maintained by the Committee for each Participant which reflects the amounts contributed by the Company on behalf of each Participant and the amount of interest credited on those amounts.

            1.9 Disability. "Disability" means a physical or mental condition that results in the termination of employment of the Participant and meets the eligibility requirements for the receipt of disability income under the terms of the long-term disability plan sponsored by the Company.


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            1.10 Elective Deferral. "Elective Deferral" means the compensation of a Participant that is deferred under Section 3.1 of the Plan.

            1.11 Eligible Bonus. "Eligible Bonus" means a bonus that the Committee determines is eligible to be deferred under the Plan for the Plan Year, which bonus shall be specifically identified on the form of deferral election agreement furnished by the Committee to a Participant for a Plan Year.

            1.12 Investment Fund. "Investment Fund" means a mutual fund or other investment option that is designated by the Committee for purposes of determining the amount of the Company's deferred compensation obligation to a Participant under the Plan.

            1.13 Participant. "Participant" means an employee of the Company who is participating in the Plan.

            1. 14 Plan. "Plan" means the METRO ONE TELECOMMUNICATIONS Deferred Compensation Plan set forth in this document, as amended from time to time.

            1.15 Plan Year. "Plan Year" means initially, the nine month period which commences on April 1, 1999, and ends on December 31, 1999; and, thereafter, the twelve-month period which ends on December 31.

            1.16 Retirement. "Retirement" means the retirement of a Participant from the Company in accordance with the Company's retirement policy after attaining the age of 65, or after attaining the age of 55 and completing ten Years of Service.

            1.17 Term of Deferral. "Term of Deferral" means the period of deferral chosen by the Participant under the election procedure established in
Section 3.1 which pertains to that portion of the Base Annual Salary or Eligible Bonus for a given Plan Year and accumulated income thereon that has been deferred under the Plan.

            1.18 Valuation Date. "Valuation Date" means the last business day of each calendar quarter.

            1.19 Year of Service. "Year of Service" means a year for which the Participant is entitled to credit for vesting purposes.


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                                   ARTICLE II
                                   ELIGIBILITY

            The individuals who shall be eligible to participate in the Plan shall be those individuals as the Committee shall determine from time to time. The Board of Directors may designate one or more individuals who shall not be eligible to participate in the Plan. An individual will become a Participant during the Plan Year in which he is notified by the Committee that he is eligible to participate in the Plan. Once an individual has become a Participant, he will continue to participate in the Plan until he is no longer a common-law employee of the Company or the Committee determines that he is no longer in a select group of management or a highly compensated employee of the Company. In the event a Participant shall be determined not to be in a select group of management or a highly compensated employee of the Company, the Participant's Account under this Plan shall be distributed to him.


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                                   ARTICLE III
                  ELECTIVE DEFERRALS AND COMPANY CONTRIBUTIONS

            3.1 Elective Deferrals. A Participant may elect during the election period established by the Committee prior to the beginning of any Plan Year:

                  (1) the percentage of his Base Annual Salary and Eligible
            Bonuses for the ensuing Plan Year which is to be deferred under this Plan;

                  (2) the length of the period of deferral, which period must be for at least until (a) the last day of the third Plan Year following the Plan Year in which the compensation would have been paid to the Participant but for his deferral election, or (b) the Participant's termination of employment with the Company and all affiliates of the Company; and

                  (3) the form of payment of the amount that has been elected to be deferred and earnings (or losses) thereon, which may be either
            (a) a lump sum payment or (b) quarterly or annual installment payments over no more than 15 years.

                  If a Participant elects a deferral period of a number of years or to a date certain, the deferral period shall end upon the Participant's termination of employment with the Company, if earlier.

                  Once a deferral election has been made for a Plan Year, it becomes irrevocable except that the Participant may change his election of the form of payment he previously elected during a 30-day period ending one year prior to the expiration of the Term of Deferral. If a Participant originally elected a Term of Deferral of a number of years or until a date certain and, as a result of the Participant's election to take Retirement, the Participant will retire before the expiration of the Term of Deferral, the Participant may elect to change the form of payment during a 30-day period ending one year prior to the Retirement date chosen by the Participant by written notice to the Company. If after a Participant changes his deferral election, the Participant incurs an involuntary termination of employment, then the distribution or the first installment, whichever is applicable, shall not be made earlier than one year after the election was changed; however, if the Participant voluntarily terminates his employment, then the change of election will be ineffective.

                  If for any reason the revised Term of Deferral does not end until after one year following the end of the 30-day election period because of a postponement of Retirement or otherwise, the change of election shall remain in effect and no further changes of election shall be permitted.

            The election to participate in the Plan for a given Plan Year will be effective only upon receipt by the Committee of the Participant's election on such form as will be determined by the Committee from time to time. If the Participant does not exercise his right to defer, the Participant


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will be deemed to have elected not to defer any part of his compensation under the Plan for that Plan Year.


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                                   ARTICLE IV
                                     ACCOUNT

            4.1 Establishing a Participant's Account. The Committee will establish a bookkeeping Account for each Participant in a special Deferred Compensation Ledger which will be maintained by the Company. The Account will reflect the amount of the Company's obligation to the Participant at any given time.

            4.2 Crediting of Elective Deferrals. A Participant's Elective Deferrals will be credited to his Account as of the last business day of the month in which the Base Annual Salary and Eligible Bonuses that are deferred by the Participant under the Plan would have been paid to the Participant but for his deferral election.

            4.3 Crediting of Interest. As part of a Participant's total deferred compensation under the Plan, each Participant's Account shall be credited with earnings (or losses) equal to the amount which is deemed to be earned on his bookkeeping Account established to enable the Company to determine its obligations under the Plan. Each Valuation Date the Committee or its delegate will determine the amount of earnings (or losses) to be allocated to a Participant's Account and will credit that amount to the Participant's Account. For the purpose of determining the earnings (or losses) to be credited to the Participant's Account, the Committee shall assume that the Participant's Account is invested in units or shares of the Investment Funds in the proportions selected by the Participant in accordance with procedures established by the Committee. This amount accrued by the Committee as additional deferred compensation shall be a part of the Company's obligation to the Participant and payment of it shall be a general obligation of the Company. Earnings (or losses) will continue to be credited to a Participant's Account each Valuation Date until his entire benefit due under the Plan has been paid in full. The determination of interest based on the income and appreciation of the Participant's Account shall in no way affect the ability of the general creditors of the Company to reach the assets of the Company or the rabbi trust in the event of the insolvency or bankruptcy of the Company or place the Participants in a secured position ahead of the general creditors of the Company. Although a Participant's investment selections made in accordance with the terms of the Plan and such procedures as may be established by the Committee shall be relevant for purposes of determining the Company's obligation to the Participant under the Plan, there is no requirement that any assets of the Company (including those held in any rabbi trust) shall be invested in accordance with the Participant's investment selections.


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                                    ARTICLE V
                      VESTING AND EVENTS CAUSING FORFEITURE

            5.1 Vesting. All Elective Deferrals and all income accrued on the Elective Deferrals will be 100 percent vested except for the events of forfeiture described in Sections 5.2 and 5.3.

            5.2 Forfeiture for Cause. If the Committee finds, after full consideration of the facts presented on behalf of both the Company and a former Participant, that the Participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by the Company which damaged the Company, or for disclosing trade secrets of the Company, the entire amount credited to his Account in the Deferred Compensation Ledger, exclusive of an amount equal to the sum of the total Elective Deferrals of the Participant, will be forfeited. The decision of the Committee as to the cause of a former Participant's discharge and the damage done to the Company will be final. No decision of the Committee will affect the finality of the discharge of the Participant by the Company in any manner.

            5.3 Forfeiture for Competition. If at the time a distribution is being made or to be made to a Participant or former Participant, the Committee finds after full consideration of the facts presented on behalf of the Company and the Participant or former Participant, that the Participant or former Participant at any time within two years from his termination of employment with the Company, and without written consent of the Company, directly or indirectly owns, operates, manages, controls or participates in the ownership, management, operation or control of or is employed by, or is paid as a consultant or other independent contractor by a business which competes or at any time did compete with the Company by which he was formerly employed in a trade area served by the Company at the time distributions are being made or to be made and in which the Participant or former Participant had represented the Company while employed by it; and, if the Participant or former Participant continues to be so engaged 60 days after written notice has been given to him, the Committee will forfeit all amounts otherwise due the Participant or former Participant, exclusive of an amount equal to the sum of the total remaining Elective Deferrals of the Participant or former Participant.


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                                   ARTICLE VI
                                  DISTRIBUTIONS

            6.1 Death. Upon the death of a Participant prior to his Retirement, the Participant's Beneficiary or Beneficiaries will receive a lump sum cash distribution of the vested balance credited to the Participant's Account in the Deferred Compensation Ledger as of the Valuation Date coincident with or immediately preceding the date of distribution, increased by any Elective Deferrals attributable to the Participant but not yet credited to his Account. The distribution will be made 90 days after the Participant's death.

            Upon the death of a Participant on or after his Retirement, the Participant's Beneficiary or Beneficiaries will receive a distribution of the vested balance credited to the Participant's Account in the Deferred Compensation Ledger as of the Valuation Date coincident with or immediately preceding the date of distribution, increased by any Elective Deferrals and accruals attributable to the Participant but not yet credited to his Account. The distribution will be paid in a lump sum or in installments, as elected by the Participant prior to his death. If the benefit is payable in the form of a lump sum, the distribution will be made 90 days after the Participant's death. If the benefit is payable in installments, the first installment will be paid 60 days after the calendar in which the Participant died.

            Each Participant, upon making his initial deferral election, will file with the Committee a designation of one or more Beneficiaries to whom distributions otherwise due the Participant will be made in the event of his death prior to the complete distribution of the amount credited to his Account in the Deferred Compensation Ledger. The designation will be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee. If there is no valid designation of Beneficiary on file with the Committee at the time of the Participant's death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or otherwise ceased to exist, the Beneficiary will be the Participant's spouse, if the spouse survives the Participant, or otherwise the Participant's estate. If any Beneficiary survives the Participant but dies or otherwise ceases to exist before receiving all amounts due the Beneficiary from the Participant's Account, the balance of the amount which would have been paid to that Beneficiary Will, unless the Participant's designation provides otherwise, be distributed to the individual deceased Beneficiary's estate or to the Participant's estate in the case of a Beneficiary which is not an individual. Any Beneficiary designation which designates any person or entity other than the Participant's spouse must be consented to in writing in a form acceptable to the Committee in order to be effective.

            6.2 Expiration of Term of Deferral. Upon the expiration of the Term of Deferral, the Participant shall receive in cash the balance credited to the Participant's Account in the Deferred Compensation Ledger as of the Valuation Date coincident with or immediately


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preceding the date of distribution, increased by any Elective Deferrals and
Company matching accruals attributable to the Participant but not yet credited to his Account. The lump sum distribution or the first installment of the periodic distribution will be made 90 days after the expiration of the Term of Deferral without regard to whether the Participant is still employed by the Company.

            Notwithstanding any other provision of the Plan, upon the Participant's termination of employment with the Company for any reason other than death, Disability or Retirement, the Participant shall receive in cash the vested balance credited to his Account in the Deferred Compensation Ledger as of the Valuation Date coincident with or immediately preceding the date of distribution, increased by any Elective Deferrals and Company matching accruals attributable to the Participant but not yet credited to his Account; which payment shall be made in the form of a lump sum distribution or in five annual installments as determined by the Committee in its sole discretion. Subject to
Section 3.1, the lump sum distribution or the first installment of the periodic distribution will be made 90 days after the Participant's termination of employment with the Company.

            6.3 Hardship Withdrawals. Any Participant who is in the employ of a Company and is not entitled to a distribution from this Plan may request a hardship withdrawal. No hardship withdrawal can exceed the lesser of the amount credited to the Participant's Account or the amount reasonably needed to satisfy the emergency need. Whether a hardship exists and the amount reasonably needed to satisfy the emergency need will be determined by the Committee based upon the evidence presented by the Participant and the rules established in this Section. If a hardship withdrawal is approved by the Committee it will be made in cash within ten days of the Committee's determination. A hardship for this purpose is a severe financial hardship of the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or any similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. The circumstances that will constitute a hardship will depend upon the facts of each case, but, in any case, payment may not be made to the extent that the hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets will not itself cause severe financial hardship, or (e) by cessation of Elective Deferrals under this Plan. Such foreseeable needs for funds as the desire to send a Participant's child to college or purchase a home will not be considered to be a hardship.

            6.4 Payment Restrictions on Any Portion of a Benefit Determined Not to Be Deductible. Except for hardship withdrawals under Section 6.3, if a Participant has a benefit that is due during a Plan Year and the Committee determines that section 162(m) of the Code could affect the Company's deduction on the amount paid, the distribution of his benefit will be delayed until December lst following the end of the Plan Year. Then on December lst if the Company's deduction is determined by the Committee not to be affected, the benefits then due to be paid will be distributed immediately; however, if the Committee determines that


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some portion of the benefit is affected, then only that portion of the benefit which is deductible by the Company shall be distributed on December lst and the distribution of the remaining portion of the benefit will be delayed to the first day of the first complete month of the Plan Year or Plan Years on which a portion or all of the remaining distribution can be made and deducted by the Company on its federal income tax return. The Committee may waive the mandatory deferral required by this Section 6.4 with respect to a Participant who is not a member of the Committee but such waiver shall only be made on an individual basis and at the time the distribution is to be made.

            6.5 Responsibility for Distributions and Withholding of Taxes. The Committee will calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state or local government and will cause them to be withheld.


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                                   ARTICLE VII
                                 ADMINISTRATION

            7.1 Committee Appointment. The Committee will be appointed by the Board of Directors. Each Committee member will serve until his or her resignation or removal. The Board of Directors will have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.

            7.2 Committee Organization and Voting. The Committee will select from among its members a chairman who will preside at all of its meetings and will elect a secretary without regard to whether that person is a member of the Committee. The secretary will keep all records, documents and data pertaining to the Committee's supervision and administration of the Plan. A majority of the members of the Committee will constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting will decide any question brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant will not vote or act on any matter relating solely to himself.

            7.3 Powers of the Committee. The Committee will have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and will have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

            (a) to make rules and regulations for the administration of the Plan;

            (b) to construe all terms, provisions, conditions and limitations of the Plan;

            (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect for the greatest benefit of all parties at interest;

            (d) to designate the persons eligible to become Participants and to establish the maximum and minimum amounts that may be elected to be deferred;

            (e) to select the menu of Investment Funds available for purposes of determining the amount of the Company's obligation to any Participant under the Plan;

            (f) to determine all controversies relating to the administration of the Plan, including but not limited to:

                  (1) differences of opinion arising between the Company and a Participant; and


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                  (2) any question it deems advisable to determine in order to promote the uniform administration of the Plan for the benefits of all parties at interest; and

            (g) to delegate by written notice those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of the Plan.

            7.4 Committee Discretion. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review.

            7.5 Quarterly Statements. The Committee will cause each Participant to receive a quarterly statement as soon as administratively practicable after the conclusion of each calendar quarter indicating the Plan contribution by the Company during that calendar quarter, the interest applicable to that amount, the total Account balance and the amount vested as of the end of that calendar quarter.

            7.6 Reimbursement of Expenses. The Committee members will serve without compensation for their services but will be reimbursed by the Company for all expenses properly and actually incurred in the performance of their duties under the Plan.

            7.7 Limitation on Liability of the Committee. The Committee will not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company's legal counsel, the Company's independent accountants or other advisors in connection with the administration of this Plan will be deemed to have been taken in good faith. Neither the Company nor the Committee shall bear any liability with respect to the investment performance of any of the Investment Funds and neither is under any obligation to furnish the Participants any financial information concerning the Investment Funds. Each Participant is solely responsible for the results of any investment selections and neither the Company nor the Committee makes any representations concerning the advisability of investing or refraining from investing in any particular Investment Fund.


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                                  ARTICLE VIII
                          AMENDMENT AND/OR TERMINATION

            8.1 Amendment or Termination of the Plan. The Board of Directors may amend or terminate this Plan at any time by an instrument in writing.

            8.2 No Retroactive Effect on Awarded Benefits. No amendment will affect the rights of any Participant to the amounts then standing to his credit in his Account in the Deferred Compensation Ledger or change the method of calculating the rate of interest already accrued prior to the date of the amendment. However, the Board of Directors shall retain the right at any time to change in any manner the method of calculating the rate of interest to accrue after the date of the amendment if it has been announced to the Participants.

            8.3 Effect of Termination. If the Plan is terminated, all amounts contributed to the Plan on behalf of a Participant will immediately vest and interest will be applied to the Account in accordance with Section 4.3 as if the Participant were entitled to and did retire on the date the Plan terminated. Distribution would then commence in accordance with Section 6.2 and interest during the distribution period would be calculated and credited in accordance with Section 4.3. The forfeiture provisions of Section 5.4 would continue to apply throughout the period of distribution.

            8.4 Change of Control. In the event of a Change of Control of the Company, no amendment or termination of this Plan made after the effective date of the Change of Control shall reduce any Participant's benefit accrued under the Plan as of the date of such amendment or termination. A Change of Control for purposes of this Plan shall mean (1) the purchase or other acquisition by any person, entity or group of persons of beneficial ownership of 50 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote, or
(2) a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.


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                                   ARTICLE IX
                                     FUNDING

            9.1 Payments Under This Agreement Are the Obligation of the Company. The trustee of the trust agreement entered into to assist the Company in meeting its obligations under the Plan will pay the benefits due the Participants under this Plan; however, should it fail to do so when a benefit is due, the benefit will be paid by the Company. If the trust fails to pay for any reason, the Company still remains liable for the payment of all benefits provided by this Plan.

            9.2 Rabbi Trust to Enable Company to Meet Its Obligations Under the Agreement. The Company shall contribute to a rabbi trust assets sufficient to fund the obligations of the Company under this Plan. However, under all circumstances, the Participants will have no rights to any assets held in the trust other than those rights expressed in this agreement. Nothing contained in the trust agreement which creates the trust will constitute a guarantee by the Company that assets of the Company transferred to the trust will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt.

            9.3 Participants Must Rely Only on General Credit of the Company. It is also specifically recognized by both the Company and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the Company for the fulfillment of its obligations hereunder. Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in this agreement. Nothing contained in this agreement will constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of the Company; the Participants are only unsecured creditors of the Company with respect to their Plan benefits and the Plan constitutes a mere promise by the Company to make benefit payments in the future. Though the Company has established a rabbi trust, as indicated in
Section 9.2, to accumulate assets to fulfill its obligations, the Plan and the trust will not create any lien, claim, encumbrance, right, title or other interest of any kind whatsoever in any Participant in any asset held by the Company, contributed to the trust or otherwise designated to be used for payment of any of its obligations created in this agreement. No specific assets of the Company have been or will be set aside, or will in any way be transferred to the trust or will be pledged in any way for the performance of the Company's obligations under this Plan which would remove such assets from being subject to the general creditors of the Company.


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

                                    ARTICLE X
                                  MISCELLANEOUS

            10.1 Limitation of Rights. Nothing in this Plan will be construed:

                  (a) to give any employee of the Company any right to be
            designated a Participant in the Plan;

                  (b) to give a Participant any right with respect to the Plan contributions or the interest credited in the Deferred Compensation Ledger except in accordance with the terms of this Plan;

                  (c) to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time;

                  (d) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or

                  (e) to give a Participant or any other person claiming through him any interest or right under this Plan other than that of any unsecured general creditor of the Company.

            10.2 Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

            10.3 Nonalienation of Benefits. No right or benefit provided in this Plan will be transferable by the Participant except, upon his death, to a named Beneficiary as provided in this Plan. No right or benefit under this Plan will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Beneficiary. Any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under this Plan will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit will, in the discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.


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

            10.4 Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

            10.5 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

            10.6 Gender and Number. If the context requires it, words of one gender when used in this Plan will include the other gender, and words used in the singular or plural will include the other.

            10.7 Governing Law. The Plan will be construed, administered and governed in all respects by the laws of the State of Oregon.

            10.8 Unfunded Arrangement. It is intended that this Plan shall be unfunded for tax purposes and for purposes of Title 1 of the Employee Retirement Income Security Act of 1974, as amended.

            IN WITNESS WHEREOF, the Company has caused this document to be executed by its authorized officer on this______day of March 1999, effective April 1, 1999.

                                         METRO ONE TELECOMMUNICATIONS


                                         By:________________________________


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